                                                    Registration No. 33-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                   PFIZER INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                               13-5315170
     (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

                              235 East 42nd Street
                            New York, New York  10017
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                       PFIZER SAVINGS AND INVESTMENT PLAN
                            (FULL TITLE OF THE PLAN)

                           Terence J. Gallagher, Esq.
                              235 East 42nd Street
                            New York, New York  10017
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (212) 573-2323
        (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 ---------------



                         CALCULATION OF REGISTRATION FEE

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                                                                            PROPOSED
                                                        PROPOSED             MAXIMUM
                                     AMOUNT              MAXIMUM            AGGREGATE           AMOUNT OF
      TITLE OF SECURITIES             TO BE          OFFERING PRICE         OFFERING          REGISTRATION
       TO BE REGISTERED            REGISTERED         PER SHARE(1)          PRICE(1)               FEE
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
Common Stock, par value
  $.10 per share . . . . . . .      3,500,000            $69.44            $243,040,000        $83,806.90
                                     shares
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
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of Pfizer Inc. common stock, par value $.10, on the New York Stock Exchange on September 30, 1994, as reported in THE WALL STREET JOURNAL.


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


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                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE


     The Annual Report of Pfizer Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 1993, the Annual Report of the Pfizer Savings and Investment Plan (the "Plan") on Form 11-K for the fiscal year ended December 31, 1993, all other reports filed by the Company or the Plan since the end of 1993 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and the description of the Company's common stock ("Common Stock") contained in the Pfizer Inc. Registration Statement filed pursuant to
Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description, are incorporated herein by reference. All documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange
Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     EXPERTS: Not applicable.

     COUNSEL: The validity of the securities offered hereby has been passed upon by Terence J. Gallagher, Esq., Vice President, Corporate Governance and Assistant Secretary for the Company. Mr. Gallagher also beneficially owns certain securities of the Company, including Common Stock and options to purchase Common Stock and is a participant in the Pfizer Savings and Investment Plan.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to Article V, Section 1 of its By-laws, the Company shall indemnify directors and officers who are or who have been made a party to or are threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by applicable law as it presently exists or may hereinafter be amended (discussed below). The Company is insured against actions taken pursuant to its By-laws and the directors and officers are insured directly at the Company's expense against such liabilities for which indemnification is not made. The Company has entered into agreements with its directors and certain of its officers requiring


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the Company to indemnify such persons to the fullest extent permitted by the
Company's By-laws.

     Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless the Court determines that such person is fairly and reasonably entitled to indemnity for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith or resulting therefrom. Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Expenses incurred by other employees and agents of the corporation also may be advanced to such employee or agent upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses are not deemed to be exclusive of any other rights to which those seeking indemnification or advancement or expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable


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Item 8. EXHIBITS

  4  Pfizer Inc. Savings and Investment Plan.
  5  Opinion and Consent of Counsel.
  15 Accountants' Acknowledgement.
  23(a)   Consent of Counsel is included in Exhibit 5.
  23(b) Consent of KPMG Peat Marwick LLP, independent certified public accountants.

Item 9. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;


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     (4) that, for purposes of determining any liability under the Securities
Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of September, 1994.

                             PFIZER INC.
                            (Registrant)



                            By  /s/ William C. Steere, Jr.
                                -----------------------------------------------
                                (WILLIAM C. STEERE, JR., CHAIRMAN OF THE BOARD,
                                        CHIEF EXECUTIVE OFFICER)
                                        (PRINCIPAL EXECUTIVE OFFICER)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


     SIGNATURES                      TITLE                            DATE



/s/ William C. Steere, Jr.  Chairman of the Board, Chief     September 22, 1994
- --------------------------  Executive Officer, Director
William C. Steere, Jr.      (Principal Executive Officer)


/s/ Henry A. McKinnell
- ----------------------     Executive Vice President          September 22, 1994
 Henry A. McKinnell         (Principal Financial Officer)


/s/ Herbert V. Ryan
- ----------------------     Controller                        September 22, 1994
   Herbert V. Ryan          (Principal Accounting Officer)


/s/ Edward C. Bessey
- ----------------------     Director                           September 22, 1994
  Edward C. Bessey



- ----------------------     Director                           September  , 1994
  M. Anthony Burns



- ----------------------     Director                           September  , 1994
 Grace J. Fippinger


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     SIGNATURES                      TITLE                            DATE



/s/ George B. Harvey
- ---------------------     Director                           September 22, 1994
  George B. Harvey



- ----------------------     Director                           September  , 1994
 Constance J. Horner



/s/ Stanley O. Ikenberry
- ------------------------   Director                          September 22, 1994
Stanley O. Ikenberry



- ----------------------     Director                           September  , 1994
 Thomas G. Labrecque



/s/ James T. Lynn
- ----------------------     Director                          September 22, 1994
    James T. Lynn



/s/ Paul A. Marks
- ----------------------     Director                          September 22, 1994
    Paul A. Marks



- ----------------------     Director                           September  , 1994
    John R. Opel



- ----------------------     Director                           September  , 1994
Edmund T. Pratt, Jr.



/s/ Franklin D. Raines
- ------------------------   Director                          September 22, 1994
 Franklin D. Raines



- ----------------------     Director                           September  , 1994
  Felix G. Rohatyn



/s/ Jean-Paul Valles
- ----------------------     Director                          September 22, 1994
  Jean-Paul Valles





     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Savings and Investment Plan Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 22, 1994.

Pfizer Savings and Investment Plan


By:  /s/ William E. Harvey
     ----------------------------------
     William E. Harvey
     Chair, Savings and Investment Plan Committee


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EXHIBIT INDEX

 4      Pfizer Savings and Investment Plan.

 5      Opinion and Consent of Counsel.

15      Accountants' Acknowledgement.

23 (a)  Consent of Counsel is included in Exhibit 5.

23 (b)  Consent of KPMG Peat Marwick LLP, independent certified public accountants.